Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	1,000	121,009		20,811	45,661	38,382	15,519	636
Seniors Housing Triple-net	18	361	27,994		—	5,099	13,869	8,815	211
Outpatient Medical	19	447	26,548,070	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	32	292	37,225		—	—	854	—	36,371
Total	20	2,100

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	4Q22 NOI	4Q23 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	647	$192,324	$237,948	23.7%	900	$1,219,612	49.6%
Seniors Housing Triple-net	316	88,689	90,599	2.2%	346	385,424	15.7%
Outpatient Medical	377	115,643	118,912	2.8%	423	523,108	21.3%
Long-Term/Post-Acute Care	48	18,938	19,917	5.2%	259	328,656	13.4%
Total	1,388	$415,594	$467,376	12.5%	1,928	$2,456,800	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	83.3%	n/a	n/a	97.4%	1.1%	0.4%	1.1%
Seniors Housing Triple-net	82.4%	0.95	1.15	88.5%	4.4%	0.5%	6.6%
Outpatient Medical	94.5%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	80.6%	1.36	1.67	30.1%	38.2%	31.7%	—%
Total		1.02	1.23	93.8%	3.0%	1.9%	1.3%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of December 31, 2023 for Seniors Housing Operating and Outpatient Medical and September 30, 2023 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Integra Healthcare Properties	147	$—	$—	$—	$152,088	$152,088	6.2%
Avery Healthcare	91	73,652	68,012	—	—	141,664	5.8%
Cogir Management Corporation	106	138,824	—	—	—	138,824	5.7%
Sunrise Senior Living	91	130,668	—	—	—	130,668	5.3%
Oakmont Management Group	63	101,624	—	—	—	101,624	4.1%
Aspire	53	—	—	—	86,524	86,524	3.5%
Atria Senior Living	91	83,828	—	—	—	83,828	3.4%
Belmont Village	21	80,628	—	—	—	80,628	3.3%
Sagora Senior Living	41	49,260	24,384	—	—	73,644	3.0%
StoryPoint Senior Living	81	39,844	25,156	—	—	65,000	2.6%
Remaining	1,143	521,284	267,872	523,108	90,044	1,402,308	57.1%
Total	1,928	$1,219,612	$385,424	$523,108	$328,656	$2,456,800	100.0%

By Country:
United States	1,664	$950,536	$318,780	$523,108	$321,892	$2,114,316	86.1%
United Kingdom	129	112,268	63,196	—	—	175,464	7.1%
Canada	135	156,808	3,448	—	6,764	167,020	6.8%
Total	1,928	$1,219,612	$385,424	$523,108	$328,656	$2,456,800	100.0%

By MSA:
Los Angeles	73	$81,612	$20,064	$41,332	$—	$143,008	5.8%
New York / New Jersey	76	54,216	13,340	37,648	3,512	108,716	4.4%
Dallas	69	53,060	6,592	29,020	4,436	93,108	3.8%
Greater London	49	69,092	16,924	—	—	86,016	3.5%
Washington D.C.	40	37,916	6,328	12,316	18,660	75,220	3.1%
Montréal	25	55,624	—	—	—	55,624	2.3%
Houston	37	9,496	3,436	40,576	—	53,508	2.2%
Philadelphia	45	5,972	5,232	16,700	25,520	53,424	2.2%
Chicago	49	30,272	6,120	9,004	5,784	51,180	2.1%
Charlotte	28	7,572	10,492	24,472	—	42,536	1.7%
Raleigh	13	8,744	29,524	3,144	—	41,412	1.7%
San Diego	17	19,000	7,096	11,848	3,000	40,944	1.7%
Tampa	37	304	4,472	5,956	28,400	39,132	1.6%
San Francisco	23	26,416	10,528	1,900	—	38,844	1.6%
Seattle	26	16,028	1,112	15,448	4,176	36,764	1.5%
Pittsburgh	27	17,500	4,588	4,532	7,964	34,584	1.4%
Minneapolis	21	(28)	17,812	13,432	—	31,216	1.3%
Baltimore	16	5,012	1,712	11,868	11,580	30,172	1.2%
Miami	41	(2,196)	1,364	16,888	13,768	29,824	1.2%
Kansas City	25	11,492	9,964	744	6,136	28,336	1.2%
Remaining	1,191	712,508	208,724	226,280	195,720	1,343,232	54.5%
Total	1,928	$1,219,612	$385,424	$523,108	$328,656	$2,456,800	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	4Q22	1Q23	2Q23	3Q23	4Q23
Properties	882	885	886	883	915
Units	88,783	89,240	89,932	90,953	99,387
Total occupancy	78.3%	79.0%	79.6%	80.7%	82.2%
Total revenues	$1,095,146	$1,143,744	$1,178,975	$1,221,753	$1,287,666
Operating expenses	866,482	894,981	902,068	933,463	982,077
NOI	$228,664	$248,763	$276,907	$288,290	$305,589
NOI margin	20.9%	21.7%	23.5%	23.6%	23.7%
Recurring cap-ex	$36,923	$26,848	$32,791	$31,685	$49,297
Other cap-ex	$75,545	$45,557	$66,002	$68,281	$85,506

Same Store Performance(2)	4Q22	1Q23	2Q23	3Q23	4Q23
Properties	647	647	647	647	647
Units	69,697	69,596	69,596	69,597	69,598
Occupancy	80.0%	80.3%	80.9%	82.2%	83.3%
Same store revenues	$868,488	$885,575	$910,059	$935,853	$952,508
Compensation	392,440	394,200	399,147	406,780	415,781
Utilities	44,350	47,923	39,814	46,678	43,600
Food	36,887	34,692	36,284	36,933	38,652
Repairs and maintenance	25,861	25,783	27,033	28,577	28,249
Property taxes	32,266	35,968	35,423	35,328	34,496
All other	144,360	138,671	145,363	146,054	153,782
Same store operating expenses	676,164	677,237	683,064	700,350	714,560
Same store NOI	$192,324	$208,338	$226,995	$235,503	$237,948
Same store NOI margin %	22.1%	23.5%	24.9%	25.2%	25.0%
Year over year NOI growth rate					23.7%
Year over year revenue growth rate					9.7%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	4Q23 NOI	% of Total
Cogir Management Corporation	106	15,673	88.7%	Southern California	$31,280	10.2%
Sunrise Senior Living	91	8,094	98.4%	Northern California	18,904	6.2%
Oakmont Management Group	63	6,557	100.0%	New York / New Jersey	13,421	4.4%
Atria Senior Living	91	10,728	100.0%	Greater London, UK	17,273	5.7%
Belmont Village	21	2,804	95.0%	Dallas	13,080	4.3%
Avery Healthcare	41	3,239	98.0%	Washington D.C.	10,791	3.5%
Legend Senior Living	40	3,208	93.9%	Montréal, QC	15,143	5.0%
Sagora Senior Living	19	3,010	99.5%	Toronto, ON	7,815	2.6%
StoryPoint Senior Living	60	6,954	100.0%	Chicago	7,514	2.5%
Brandywine Living	29	2,722	99.5%	Portland, OR	5,688	1.9%
Clover	36	3,950	90.4%	Top Markets	140,909	46.3%
Care UK	26	1,870	100.0%	All Other	164,680	53.7%
Senior Resource Group	12	1,258	47.2%	Total	$305,589	100.0%
Quality Senior Living	12	1,277	100.0%
Remaining	253	26,599
Total	900	97,943
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In Place NOI for the quarter ended December 31, 2023. Property count and pro rata units represent the In Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	2.1%	—%	2.1%	9	2	3.2%	—%	3.2%	10	5
.85x-.95x	1.0%	—%	1.0%	13	2	2.0%	0.4%	2.4%	5	4
.95x-1.05x	1.3%	—%	1.3%	7	1	2.3%	0.9%	3.2%	11	3
1.05x-1.15x	0.7%	0.4%	1.1%	4	3	6.7%	—%	6.7%	9	5
1.15x-1.25x	1.4%	0.9%	2.3%	9	2	0.2%	—%	0.2%	13	2
1.25x-1.35x	7.2%	—%	7.2%	10	5	—%	—%	—%	9	1
>1.35	1.2%	1.4%	2.6%	14	12	0.5%	1.4%	1.9%	15	7
Total	14.9%	2.7%	17.6%	10	27	14.9%	2.7%	17.6%	10	27

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2024	$13,495	$64,497	$—	$36,835	$114,827	7.7%
2025	5,667	40,473	720	12,023	58,883	4.0%
2026	3,498	48,915	9,356	40,127	101,896	6.9%
2027	—	39,958	1,232	11,884	53,074	3.6%
2028	—	44,694	6,404	101,864	152,962	10.3%
2029	1,035	38,491	—	451	39,977	2.7%
2030	42,277	35,573	28,721	356	106,927	7.2%
2031	6,390	50,215	4,372	233	61,210	4.1%
2032	91,884	42,173	—	348	134,405	9.1%
2033	54,813	31,710	—	—	86,523	5.8%
Thereafter	163,561	130,082	277,236	1,937	572,816	38.6%
	$382,620	$566,781	$328,041	$206,058	$1,483,500	100.0%

Weighted Avg Maturity Years	11	6	15	4	9

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2023 for stable portfolio only. Agreements included represent 62% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	4Q22	1Q23	2Q23	3Q23	4Q23
Properties	389	419	420	422	426
Square feet	18,844,516	20,188,159	20,236,315	20,748,969	21,043,557
Occupancy	94.2%	94.0%	94.4%	94.5%	94.5%
Total revenues	$176,816	$185,190	$186,802	$195,136	$192,822
Operating expenses	53,259	58,977	59,358	63,831	55,060
NOI	$123,557	$126,213	$127,444	$131,305	$137,762
NOI margin	69.9%	68.2%	68.2%	67.3%	71.4%
Revenues per square foot	$37.53	$36.69	$36.92	$37.62	$36.65
NOI per square foot	$26.23	$25.01	$25.19	$25.31	$26.19
Recurring cap-ex	$25,200	$10,666	$7,400	$18,340	$21,106
Other cap-ex	$5,633	$5,118	$4,397	$8,545	$10,151

Same Store Performance(2)	4Q22	1Q23	2Q23	3Q23	4Q23
Properties	377	377	377	377	377
Occupancy	95.0%	94.8%	95.0%	95.1%	94.9%
Same store revenues	$167,023	$171,885	$170,589	$173,494	$166,567
Same store operating expenses	51,380	55,372	53,221	56,001	47,655
Same store NOI	$115,643	$116,513	$117,368	$117,493	$118,912
NOI margin	69.2%	67.8%	68.8%	67.7%	71.4%
Year over year NOI growth rate					2.8%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$38,864	6.9%	Health system affiliated properties as % of NOI(3)	87.7%
United Health Care Services	18,183	3.2%	Health system affiliated tenants as % of rental income(3)	59.7%
Common Spirit Health	17,890	3.2%	Investment grade tenants as % of rental income	55.2%
Novant Health	17,837	3.1%	Retention (trailing twelve months)(3)	93.1%
Providence Health & Services	16,667	2.9%	In-house managed properties as % of square feet(3,4)	85.9%
Remaining portfolio	457,340	80.7%	Average remaining lease term (years)(3)	6.5
Total	$566,781	100.0%	Average building size (square feet)(3)	58,591
			Average age (years)	19

Expirations(3)	2024	2025	2026	2027	2028	Thereafter
Occupied square feet	2,178,889	1,353,141	1,780,047	1,383,357	1,594,925	11,594,553
% of occupied square feet	11.0%	6.8%	9.0%	7.0%	8.0%	58.2%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 377 same store properties representing 18,532,499 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2019	2020	2021	2022	1Q23	2Q23	3Q23	4Q23	19-23 Total
Count	27	12	35	27	11	2	14	25	153
Total	$4,073,554	$910,217	$4,101,534	$2,785,739	$443,240	$145,094	$1,098,410	$2,535,962	$16,093,750
Low	7,550	6,201	5,000	6,485	19,967	34,532	2,950	5,015	2,950
Median	38,800	48,490	45,157	66,074	78,250	72,547	37,372	57,720	48,711
High	1,250,000	235,387	1,576,642	389,149	140,172	110,562	318,053	644,443	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Payoffs	Yield
October	$930,527	7.1%	$20,508	-0.1%	$29,293	6.5%
November	1,086,323	8.4%	89,175	5.5%	13,625	1.6%
December	735,081	6.4%	224,841	1.8%	—	—%
Total	$2,751,931	7.4%	$334,524	2.7%	$42,918	4.9%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Fourth Quarter 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	44	8,803	units	$222,286	$1,921,295
Outpatient Medical	4	109,241	sf	345	37,547
Long-Term/Post-Acute Care	34	4,202	beds	137,344	577,120
Loan funding					215,969
Total acquisitions and loan funding(2)	82				2,751,931	7.4%

Development Funding(3)
Development projects:
Seniors Housing Operating	34	6,242	units		163,339
Outpatient Medical	12	1,105,788	sf		78,751
Total development projects	46				242,090
Redevelopment and expansion projects:
Seniors Housing Operating	1	271	units		11,164
Outpatient Medical	4	229,294	sf		23,891
Total redevelopment and expansion projects	5				35,055

Total development funding	51				277,145	7.0%

Total gross investments					3,029,076	7.4%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	2	209	units	65,191	13,625
Loan payoffs					29,293
Total dispositions and loan payoffs(5)	2				42,918	4.9%

Net investments (dispositions)					$2,986,158

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2023
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	52	9,702	units	$221,710	$2,543,439
Seniors Housing Triple-net	8	612	units	122,217	74,797
Outpatient Medical	35	1,615,566	sf	286	621,770
Long-Term/Post-Acute Care	58	7,099	beds	138,428	982,700
Loan funding					579,334
Total acquisitions and loan funding(2)	153				4,802,040	7.2%

Development Funding(3)
Development projects:
Seniors Housing Operating	44	7,435	units		614,262
Seniors Housing Triple-net	1	191	units		13,264
Outpatient Medical	15	1,172,453	sf		275,043
Total development projects	60				902,569
Redevelopment and expansion projects:
Seniors Housing Operating	1	271	units		29,183
Outpatient Medical	8	327,894	sf		122,376
Total redevelopment and expansion projects	9				151,559

Total development funding	69				1,054,128	6.9%

Total gross investments					5,856,168	7.1%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	23	1,881	units	514,881	536,788
Seniors Housing Triple-net	2	141	units	46,348	6,535
Outpatient Medical	1	33,934	sf	97	492
Long-Term/Post-Acute Care	—	—	beds	—	74,279
Loan payoffs					92,823
Leasehold termination	7	1,112	beds	163,750	182,090
Total dispositions and loan payoffs(5)	33				893,007	3.5%

Net investments (dispositions)					$4,963,161

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in 39 existing Seniors Housing Operating properties and 10 existing Outpatient Medical properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in 31 existing Long-Term/Post-Acute Care properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Charlotte, NC	328	328	—	—	—	$59,079	$1,420	1Q24
Houston, TX	130	130	—	—	—	34,216	2,006	3Q23 - 1Q24
Phoenix, AZ	204	204	—	—	—	51,179	6,037	4Q23 - 2Q24
San Diego, CA	96	—	—	56	40	42,340	3,970	2Q24
Hartford, CT	128	128	—	—	—	22,005	—	2Q24
Hartford, CT	122	122	—	—	—	20,616	—	2Q24
Dallas, TX	72	72	—	—	—	20,378	4,658	3Q23 - 2Q24
Dallas, TX	55	55	—	—	—	17,280	6,166	1Q24 - 2Q24
Cincinnati, OH	122	122	—	—	—	15,602	2,586	2Q24
Washington D.C.	302	—	190	89	23	157,660	25,040	3Q24
Vancouver, BC	85	—	—	45	40	58,597	4,033	3Q24
Naples, FL	188	188	—	—	—	52,568	23,161	3Q24
Phoenix, AZ	199	199	—	—	—	51,794	4,936	1Q24 - 3Q24
Tampa, FL	206	206	—	—	—	49,646	17,984	2Q24 - 3Q24
Norwich, UK	80	—	—	52	28	9,669	4,161	3Q24
Boston, MA	160	—	82	37	41	149,274	37,809	4Q24
Kansas City, MO	265	265	—	—	—	70,864	51,501	4Q24
Miami, FL	91	—	—	55	36	69,951	30,360	4Q24
Sacramento, CA	100	—	—	70	30	43,815	21,844	4Q24
Phoenix, AZ	110	110	—	—	—	40,195	23,947	2Q24 - 4Q24
Kansas City, MO	134	134	—	—	—	20,926	—	4Q24
Cambridge, UK	70	—	—	45	25	10,284	5,597	4Q24
San Jose, CA	685	509	—	143	33	175,381	4,242	1Q25
Washington D.C.	137	—	53	47	37	120,793	45,135	1Q25
Chattanooga, TN	243	243	—	—	—	62,116	50,005	3Q24 - 1Q25
San Jose, CA	158	—	—	158	—	61,929	29,122	1Q25
Columbus, OH	409	409	—	—	—	82,069	51,124	2Q25
Sherman, TX	237	237	—	—	—	75,618	54,492	3Q24 - 2Q25
Killeen, TX	256	256	—	—	—	68,505	52,000	4Q23 - 2Q25
Dallas, TX	141	141	—	—	—	47,261	38,451	4Q24 - 3Q25
Little Rock, AR	283	283	—	—	—	13,456	5,381	3Q25
Various(3)	271	75	196	—	—	29,076	15,842	1Q24 - 4Q24
Subtotal	6,067	4,416	521	797	333	1,804,142	623,010

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Houston, TX			121,368	100%	Yes	74,842	9,852	4Q23 - 1Q24
Oklahoma City, OK			134,285	100%	Yes	88,912	8,542	2Q24
Santa Fe, NM			90,000	100%	Yes	45,977	21,087	3Q24
Houston, TX			51,134	100%	Yes	28,723	21,958	3Q24
Houston, TX			135,255	100%	Yes	86,559	63,959	4Q24
Houston, TX			111,803	100%	Yes	78,282	62,140	4Q24
Houston, TX			36,248	100%	Yes	32,991	22,252	4Q24
Houston, TX			50,323	100%	Yes	30,156	23,464	4Q24
Houston, TX			116,000	100%	Yes	76,800	71,116	1Q25
Durango, CO			33,290	100%	Yes	24,112	22,547	1Q25
Oklahoma City, OK			47,636	100%	Yes	40,543	35,042	2Q25
Subtotal			927,342			607,897	361,959

Total Development Projects						$2,412,039	$984,969

(1) Includes development and redevelopment projects (construction in progress, development loans and in-substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.
(3) Includes two redevelopment projects.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2024 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	32	6,067	7.4%	$504,855	$118,155	$623,010	$1,804,142
Outpatient Medical	11	927,342	6.3%	314,171	47,788	361,959	607,897
Total	43		7.1%	$819,026	$165,943	$984,969	$2,412,039

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q23 actual	$57,473	0.4%	6.7%	2023 actual	$835,572	2.3%	7.5%
2Q23 actual	315,262	3.0%	8.2%	2024 estimate	1,563,456	1.8%	7.1%
3Q23 actual	137,270	0.9%	7.2%	2025 estimate	848,583	3.3%	7.1%
4Q23 actual	325,567	2.6%	7.0%	Total	$3,247,611	2.3%	7.2%
1Q24 estimate	168,137	4.1%	6.4%
2Q24 estimate	278,312	1.9%	6.4%
3Q24 estimate	454,634	0.3%	7.6%
4Q24 estimate	662,373	2.2%	7.3%
1Q25 estimate	521,131	4.2%	7.0%
2Q25 estimate	266,735	1.9%	7.3%
3Q25 estimate	60,717	1.7%	6.7%
Total	$3,247,611	2.3%	7.2%

Unstabilized Properties
	9/30/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2023 Properties	Beds / Units
Seniors Housing Operating	41	(3)	3	3	44	6,338
Seniors Housing Triple-net	12	—	—	(2)	10	1,154
Total	53	(3)	3	1	54	7,492

Occupancy	9/30/2023 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2023 Properties
0% - 50%	27	—	3	—	(9)	21
50% - 70%	17	—	—	—	4	21
70% +	9	(3)	—	1	5	12
Total	53	(3)	3	1	—	54

Occupancy	12/31/2023 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	21	9	$115,171	1.6%	$1,148,018	2.4%
50% - 70%	21	26	151,783	2.1%	860,044	1.8%
70% +	12	33	144,034	2.0%	460,467	1.0%
Total	54	21	$410,988	5.7%	$2,468,529	5.2%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,219,612	97,943	units
Seniors Housing Triple-net	385,424	26,228	units
Outpatient Medical	523,108	21,061,293	square feet
Long-Term/Post-Acute Care	328,656	31,554	beds
Total In-Place NOI(2)	2,456,800
Incremental stabilized NOI(3)	138,515
Total stabilized NOI	$2,595,315

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,699,619
Secured debt(4)	3,102,051
Financing lease liabilities	79,677
Total debt	$16,881,347
Add (Subtract):
Other liabilities (assets), net(5)	$554,904
Cash and cash equivalents and restricted cash	(2,076,083)
Net obligations	$14,250,360

Other Assets
Land parcels(6)	$375,851	Effective Interest Rate(9)
Real estate loans receivable(7)	2,037,321	11.0%
Non-real estate loans receivable(8)	285,914	11.2%
Joint venture real estate loans receivables(10)	246,728	5.7%
Property dispositions(11)	949,662
Development properties:(12)
Current balance	1,372,689
Unfunded commitments	1,037,492
Committed balances	$2,410,181
Projected yield	7.1%
Projected NOI	$171,123

Common Shares Outstanding(13)	566,432
Notes:
(1) Includes $(790,000) attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $975,358,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$374,545
Below market tenant lease intangibles, net	22,425
Deferred taxes, net	(27,006)
Intangible assets, net	(150,727)
Other non-cash liabilities / (assets), net	6,967
Total non-cash liabilities/(assets), net	$226,204

(6) Includes land parcels, predevelopment projects and redevelopment projects.
(7) Represents $2,057,910,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $20,589,000 of credit allowances.
(8) Represents $459,192,000 of non-real estate loans, net of $173,278,000 of credit allowances.
(9) Average cash-pay interest rates are 7.4%,1.3% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Includes expansion projects. Current balance and committed balances are net of partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1,2)
	4Q22	1Q23	2Q23	3Q23	4Q23
Revenues:
Seniors Housing Operating
Resident fees and services	$1,091,043	$1,138,916	$1,173,630	$1,216,368	$1,280,154
Interest income	2,388	2,318	1,850	1,928	2,968
Other income	1,715	2,510	3,495	3,457	4,544
Total revenues	1,095,146	1,143,744	1,178,975	1,221,753	1,287,666

Seniors Housing Triple-net
Rental income	122,267	119,786	118,115	110,705	115,615
Interest income	31,837	31,540	32,657	33,523	36,150
Other income	1,361	1,675	1,202	1,168	924
Total revenues	155,465	153,001	151,974	145,396	152,689

Outpatient Medical
Rental income	174,182	182,044	185,133	192,732	190,211
Interest income	86	91	95	98	382
Other income	2,548	3,055	1,574	2,306	2,229
Total revenues	176,816	185,190	186,802	195,136	192,822

Long-Term/Post-Acute Care
Rental income	71,021	80,423	75,766	77,516	96,146
Interest income	5,982	6,367	8,264	10,981	15,784
Other income	153	193	65,490	315	6
Total revenues	77,156	86,983	149,520	88,812	111,936

Corporate
Other income	7,714	5,147	16,807	33,802	30,021
Total revenues	7,714	5,147	16,807	33,802	30,021

Total
Rental income	367,470	382,253	379,014	380,953	401,972
Resident fees and services	1,091,043	1,138,916	1,173,630	1,216,368	1,280,154
Interest Income	40,293	40,316	42,866	46,530	55,284
Other Income	13,491	12,580	88,568	41,048	37,724
Total revenues	1,512,297	1,574,065	1,684,078	1,684,899	1,775,134

Property operating expenses:
Seniors Housing Operating	866,482	894,981	902,068	933,463	982,077
Seniors Housing Triple-net	6,924	7,917	7,996	7,849	6,662
Outpatient Medical	53,259	58,977	59,358	63,831	55,060
Long-Term/Post-Acute Care	3,426	4,040	2,827	2,386	3,298
Corporate	5,086	3,877	4,135	3,980	5,957
Total property operating expenses	935,177	969,792	976,384	1,011,509	1,053,054

Net operating income:
Seniors Housing Operating	228,664	248,763	276,907	288,290	305,589
Seniors Housing Triple-net	148,541	145,084	143,978	137,547	146,027
Outpatient Medical	123,557	126,213	127,444	131,305	137,762
Long-Term/Post-Acute Care	73,730	82,943	146,693	86,426	108,638
Corporate	2,628	1,270	12,672	29,822	24,064
Net operating income	$577,120	$604,273	$707,694	$673,390	$722,080
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	December 31, 2023		December 31, 2023
Net income (loss)	$358,139		$88,440
Interest expense	607,846		154,574
Income tax expense (benefit)	6,364		(4,768)
Depreciation and amortization	1,401,101		380,730
EBITDA	2,373,450		618,976
Loss (income) from unconsolidated entities	53,442		2,008
Stock-based compensation	36,611		8,418
Loss (gain) on extinguishment of debt, net	7		—
Loss (gain) on real estate dispositions, net	(67,898)		1,783
Impairment of assets	36,097		14,994
Provision for loan losses, net	9,809		2,517
Loss (gain) on derivatives and financial instruments, net	(2,120)		(7,215)
Other expenses	108,341		36,307
Leasehold interest termination(2)	(65,485)		—
Casualty losses, net of recoveries	10,107		1,038
Other impairment(3)	16,642		4,333
Total adjustments	135,553		64,183
Adjusted EBITDA	$2,509,003		$683,159

Interest Coverage Ratios
Interest expense	$607,846		$154,574
Capitalized interest	50,699		14,547
Non-cash interest expense	(23,494)		(5,871)
Total interest	$635,051		$163,250
EBITDA	$2,373,450		$618,976
Interest coverage ratio	3.74	x	3.79	x
Adjusted EBITDA	$2,509,003		$683,159
Adjusted Interest coverage ratio	3.95	x	4.18	x

Fixed Charge Coverage Ratios
Total interest	$635,051		$163,250
Secured debt principal amortization	54,076		12,430
Total fixed charges	$689,127		$175,680
EBITDA	$2,373,450		$618,976
Fixed charge coverage ratio	3.44	x	3.52	x
Adjusted EBITDA	$2,509,003		$683,159
Adjusted Fixed charge coverage ratio	3.64	x	3.89	x

Net Debt to EBITDA Ratios
Total debt(4)			$15,815,226
Less: cash and cash equivalents and restricted cash			(2,076,083)
Net debt			$13,739,143
EBITDA Annualized			$2,475,904
Net debt to EBITDA ratio			5.55	x
Adjusted EBITDA Annualized			$2,732,636
Net debt to Adjusted EBITDA ratio			5.03	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Primarily related to the gain associated with the loss of control and derecognition of leasehold interests in 7 properties.
(3) Represents the write off of straight-line rent receivable balances relating to leases placed on cash recognition.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $79,677,000. Excludes operating lease liabilities of $303,553,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,815,226	39.43%
Cash and cash equivalents and restricted cash	(2,076,083)	(5.18)%
Net debt to consolidated book capitalization	$13,739,143	34.25%
Total equity(4)	26,371,727	65.75%
Consolidated book capitalization	$40,110,870	100.00%
Joint venture debt, net(5)	879,606
Total book capitalization	$40,990,476

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,815,226	32.02%
Cash and cash equivalents and restricted cash	(2,076,083)	(4.20)%
Net debt to consolidated undepreciated book capitalization	$13,739,143	27.82%
Accumulated depreciation and amortization	9,274,814	18.78%
Total equity(4)	26,371,727	53.40%
Consolidated undepreciated book capitalization	$49,385,684	100.00%
Joint venture debt, net(5)	879,606
Total undepreciated book capitalization	$50,265,290

Enterprise value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	15,815,226	24.12%
Cash and cash equivalents and restricted cash	(2,076,083)	(3.17)%
Net debt to consolidated enterprise value	$13,739,143	20.95%
Common shares outstanding	564,241
Period end share price	90.17
Common equity market capitalization	$50,877,611	77.58%
Noncontrolling interests(4)	967,351	1.47%
Consolidated enterprise value	$65,584,105	100.00%
Joint venture debt, net(5)	879,606
Total enterprise value	$66,463,711

Secured debt as % of total assets
Secured debt(2)	$2,183,327	4.10%
Gross asset value(6)	$53,286,980

Total debt as % of gross asset value
Total debt(2)(3)	$15,815,226	29.68%
Gross asset value(6)	$53,286,980

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,552,222	28.44%
Unencumbered gross assets(7)	$47,647,177

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $79,677,000 and excludes operating lease liabilities of $303,553,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	% of Total	Wtd. Avg. Interest Rate (9)
2024	$—	$1,350,000	$400,258	$229,175	$(70,801)	$1,908,632	11.36%	4.21%
2025	—	1,260,000	428,821	508,473	(48,882)	2,148,412	12.79%	4.08%
2026	—	700,000	155,500	49,248	(20,647)	884,101	5.26%	4.02%
2027	—	1,916,604	210,091	113,121	(33,986)	2,205,830	13.13%	4.57%
2028	—	2,485,865	107,546	26,719	(15,397)	2,604,733	15.50%	3.79%
2029	—	1,050,000	318,275	36,701	(1,179)	1,403,797	8.36%	3.81%
2030	—	750,000	57,130	35,197	(127)	842,200	5.01%	3.13%
2031	—	1,350,000	7,044	34,214	(133)	1,391,125	8.28%	2.77%
2032	—	1,050,000	48,021	3,971	(139)	1,101,853	6.56%	4.97%
2033	—	—	395,574	7,353	(35,364)	367,563	2.19%	4.88%
Thereafter	—	1,787,150	94,185	67,044	(4,955)	1,943,424	11.56%	5.04%
Totals	$—	$13,699,619	$2,222,445	$1,111,216	$(231,610)	$16,801,670	100.00%

Weighted Avg. Interest Rate(9)	—	4.05%	4.76%	3.87%	4.42%	4.13%

Weighted Avg. Maturity Years	—	5.9	4.8	4.3	3.5	5.7

% Floating Rate Debt(8)	100.00%	6.56%	26.87%	3.25%	28.15%	8.73%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	Investment Hedges(10)
United States	$—	$11,945,000	$1,402,734	$780,780	$(56,821)	$14,071,693	$—
United Kingdom	—	1,338,015	—	—	—	1,338,015	2,116,240
Canada	—	416,604	819,711	330,436	(174,789)	1,391,962	1,533,859
Totals	$—	$13,699,619	$2,222,445	$1,111,216	$(231,610)	$16,801,670	$3,650,099

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of December 31, 2023. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $189,365,000 USD at December 31, 2023). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $227,239,000 USD at December 31, 2023) that matures on January 15, 2027.
(5) 2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $700,865,000 USD at December 31, 2023). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $637,150,000 USD at December 31, 2023). The notes mature on December 1, 2034.
(8) Excludes operating lease liabilities of $303,553,000 and finance lease liabilities of $79,677,000 related to ASC 842.
(9) Based on variable interest rates and foreign currency exchange rates in effect as of December 31, 2023. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(10) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(10,811,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata version of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q22	1Q23	2Q23	3Q23	4Q23
Net income (loss)	$1,798	$28,635	$106,342	$134,722	$88,440
Loss (gain) on real estate dispositions, net	4,423	(747)	2,168	(71,102)	1,783
Loss (income) from unconsolidated entities	4,650	7,071	40,332	4,031	2,008
Income tax expense (benefit)	(4,088)	3,045	3,503	4,584	(4,768)
Other expenses	24,954	22,745	11,069	38,220	36,307
Impairment of assets	13,146	12,629	1,086	7,388	14,994
Provision for loan losses, net	10,469	777	2,456	4,059	2,517
Loss (gain) on extinguishment of debt, net	87	5	1	1	—
Loss (gain) on derivatives and financial instruments, net	258	930	1,280	2,885	(7,215)
General and administrative expenses	41,319	44,371	44,287	46,106	44,327
Depreciation and amortization	342,286	339,112	341,945	339,314	380,730
Interest expense	140,391	144,403	152,337	156,532	154,574
Consolidated net operating income	579,693	602,976	706,806	666,740	713,697
NOI attributable to unconsolidated investments(1)	24,950	26,354	25,150	29,488	30,785
NOI attributable to noncontrolling interests(2)	(27,523)	(25,057)	(24,262)	(22,838)	(22,402)
Pro rata net operating income (NOI)(3)	$577,120	$604,273	$707,694	$673,390	$722,080

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,287,666	$152,689	$192,822	$111,936	$30,021	$1,775,134
Property operating expenses	(982,077)	(6,662)	(55,060)	(3,298)	(5,957)	(1,053,054)
NOI(3)	305,589	146,027	137,762	108,638	24,064	722,080
Adjust:
Interest income	(2,968)	(36,150)	(382)	(15,784)	—	(55,284)
Other income	(4,313)	(74)	(114)	(6)	(26,171)	(30,678)
Sold / held for sale	(7,657)	(1,369)	(890)	194	—	(9,722)
Non operational(4)	3,446	18	(235)	(697)	—	2,532
Non In-Place NOI(5)	(5,004)	(11,957)	(5,427)	(15,467)	2,107	(35,748)
Timing adjustments(6)	15,810	(139)	63	5,286	—	21,020
Total adjustments	(686)	(49,671)	(6,985)	(26,474)	(24,064)	(107,880)
In-Place NOI	304,903	96,356	130,777	82,164	—	614,200
Annualized In-Place NOI	$1,219,612	$385,424	$523,108	$328,656	$—	$2,456,800

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,000	361	447	292	2,100
Recent acquisitions/ development conversions(7)	(78)	(16)	(42)	(58)	(194)
Under development	(32)	—	(11)	—	(43)
Under redevelopment(8)	(5)	—	(2)	(4)	(11)
Current held for sale	(37)	(11)	(4)	(29)	(81)
Land parcels, loans and sub-leases	(19)	(5)	(8)	—	(32)
Transitions(9)	(168)	(13)	—	(149)	(330)
Other(10)	(14)	—	(3)	(4)	(21)
Same store properties	647	316	377	48	1,388
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q22	1Q23	2Q23	3Q23	4Q23	Y/o/Y
Seniors Housing Operating
NOI	$228,664	$248,763	$276,907	$288,290	$305,589
Non-cash NOI on same store properties	(1,064)	(851)	(783)	(242)	(186)
NOI attributable to non-same store properties	(35,860)	(40,174)	(40,724)	(48,306)	(67,994)
Currency and ownership adjustments(1)	1,409	527	43	(677)	(416)
Normalizing adjustment for government grants(2)	(1,178)	(8)	(5,347)	(3,109)	(26)
Normalizing adjustment for management fee(3)	(4,317)	(4,299)	(4,718)	(888)	(702)
Normalizing adjustment for casualty related expenses, net(4)	4,626	4,380	1,617	13	825
Other normalizing adjustments(5)	44	—	—	422	858
SSNOI	192,324	208,338	226,995	235,503	237,948	23.7%

Seniors Housing Triple-net
NOI	148,541	145,084	143,978	137,547	146,027
Non-cash NOI on same store properties	(9,274)	(12,005)	(9,663)	(9,150)	(4,731)
NOI attributable to non-same store properties	(50,949)	(44,580)	(44,979)	(37,377)	(50,425)
Currency and ownership adjustments(1)	371	(212)	(768)	(977)	(569)
Other normalizing adjustments(5)	—	—	—	—	297
SSNOI	88,689	88,287	88,568	90,043	90,599	2.2%

Outpatient Medical
NOI	123,557	126,213	127,444	131,305	137,762
Non-cash NOI on same store properties	(5,369)	(4,875)	(4,484)	(4,333)	(5,262)
NOI attributable to non-same store properties	(5,700)	(7,595)	(8,156)	(10,928)	(12,799)
Currency and ownership adjustments(1)	2,692	2,947	2,235	760	5
Normalizing adjustment for casualty related expenses, net(4)	527	381	405	580	(729)
Other normalizing adjustments(5)	(64)	(558)	(76)	109	(65)
SSNOI	115,643	116,513	117,368	117,493	118,912	2.8%

Long-Term/Post-Acute Care
NOI	73,730	82,943	146,693	86,426	108,638
Non-cash NOI on same store properties	(1,526)	(1,538)	(1,160)	(881)	(820)
NOI attributable to non-same store properties	(53,250)	(61,910)	(125,838)	(65,524)	(87,889)
Currency and ownership adjustments(1)	(16)	(22)	(33)	(36)	(12)
Other normalizing adjustments(5)	—	—	—	(122)	—
SSNOI	18,938	19,473	19,662	19,863	19,917	5.2%

Corporate
NOI	2,628	1,270	12,672	29,822	24,064
NOI attributable to non-same store properties	(2,628)	(1,270)	(12,672)	(29,822)	(24,064)
SSNOI	—	—	—	—	—

Total
NOI	577,120	604,273	707,694	673,390	722,080
Non-cash NOI on same store properties	(17,233)	(19,269)	(16,090)	(14,606)	(10,999)
NOI attributable to non-same store properties	(148,387)	(155,529)	(232,369)	(191,957)	(243,171)
Currency and ownership adjustments(1)	4,456	3,240	1,477	(930)	(992)
Normalizing adjustments, net	(362)	(104)	(8,119)	(2,995)	458
SSNOI	$415,594	$432,611	$452,593	$462,902	$467,376	12.5%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to the disposition of our ownership interest in three Seniors Housing Operating management company investments.
(4) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,009,215	$112,978	$146,431	$1,268,624
Unconsolidated SHO revenues attributable to Welltower(1)	32,069	2,555	27,632	62,256
SHO revenues attributable to noncontrolling interests(2)	(17,431)	(273)	(25,510)	(43,214)
Pro rata SHO revenues(3)	1,023,853	115,260	148,553	1,287,666
SHO interest and other income	(3,888)	(38)	(3,176)	(7,102)
SHO revenues attributable to sold and held for sale properties	(2,677)	—	(25,113)	(27,790)
Currency and ownership adjustments(4)	(2,312)	—	(778)	(3,090)
SHO local revenues	1,014,976	115,222	119,486	1,249,684
Average occupied units/month	57,920	3,995	14,604	76,519
RevPOR/month in USD	$5,794	$9,535	$2,705	$5,400
RevPOR/month in local currency(4)		£7,946	$3,705

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	4Q22	4Q23	4Q22	4Q23	4Q22	4Q23	4Q22	4Q23
SHO SS RevPOR Growth
Consolidated SHO revenues	$890,291	$1,009,215	$101,387	$112,978	$113,317	$146,431	$1,104,995	$1,268,624
Unconsolidated SHO revenues attributable to WELL(1)	33,477	32,069	715	2,555	22,614	27,632	56,806	62,256
SHO revenues attributable to noncontrolling interests(2)	(33,788)	(17,431)	(10,149)	(273)	(22,718)	(25,510)	(66,655)	(43,214)
SHO pro rata revenues(3)	889,980	1,023,853	91,953	115,260	113,213	148,553	1,095,146	1,287,666
Non-cash and non-RevPOR revenues on same store properties	(1,808)	(1,068)	—	—	(214)	(314)	(2,022)	(1,382)
Revenues attributable to non-same store properties	(126,604)	(169,839)	(49,738)	(64,284)	(69,021)	(100,023)	(245,363)	(334,146)
Currency and ownership adjustments(4)	19,034	251	919	(1,756)	36	(16)	19,989	(1,521)
Other normalizing adjustments(5)	—	858	—	—	—	—	—	858
SHO SS RevPOR revenues(6)	$780,602	$854,055	$43,134	$49,220	$44,014	$48,200	$867,750	$951,475
Avg. occupied units/month(7)	47,733	49,555	1,864	1,967	6,176	6,454	55,773	57,976
SHO SS RevPOR(8)	$5,407	$5,698	$7,652	$8,275	$2,356	$2,469	$5,144	$5,426
SS RevPOR YOY growth		5.4%		8.1%		4.8%		5.5%

SHO SSNOI Growth
Consolidated SHO NOI	$184,671	$226,193	$15,747	$27,994	$33,673	$46,890	$234,091	$301,077
Unconsolidated SHO NOI attributable to WELL(1)	4,862	9,412	(305)	389	7,021	10,688	11,578	20,489
SHO NOI attributable to noncontrolling interests(2)	(9,119)	(8,772)	(1,750)	(278)	(6,136)	(6,927)	(17,005)	(15,977)
SHO pro rata NOI(3)	180,414	226,833	13,692	28,105	34,558	50,651	228,664	305,589
Non-cash NOI on same store properties	(1,064)	(154)	—	—	—	(32)	(1,064)	(186)
NOI attributable to non-same store properties	(11,372)	(21,246)	(6,384)	(15,348)	(18,104)	(31,400)	(35,860)	(67,994)
Currency and ownership adjustments(4)	1,207	49	134	(457)	68	(8)	1,409	(416)
Normalizing adjustment for government grants(9)	(70)	(26)	(433)	—	(675)	—	(1,178)	(26)
Normalizing adjustment for management fee(10)	(4,218)	(702)	—	—	(99)	—	(4,317)	(702)
Normalizing adjustment for casualty related expenses(11)	4,626	825	—	—	—	—	4,626	825
Other normalizing adjustments(5)	—	858	—	—	44	—	44	858
SHO pro rata SSNOI(6)	$169,523	$206,437	$7,009	$12,300	$15,792	$19,211	$192,324	$237,948
SHO SSNOI growth		21.8%		75.5%		21.7%		23.7%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$797,081		$40,145		$71,558		$908,784
Average units in service(12)		59,954		2,252		7,392		69,598
SSNOI/unit in USD		$13,295		$17,826		$9,680		$13,058
SSNOI/unit in local currency(4)				£14,855		$13,260
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.37 and to translate UK properties at a GBP/USD rate of 1.20.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(10) Represents normalizing adjustment related to the disposition of our ownership interest in three Seniors Housing Operating management company investments.
(11) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(12) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, health emergencies (such as the COVID-19 pandemic) and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 13, 2024 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.